The Gabelli Healthcare & WellnessRx Trust N-2/A

Exhibit 99.(l)(i)

Morris, Nichols, Arsht & Tunnell llp

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

(302) 658-9200

(302) 658-3989 FAX

April 14, 2021

The Gabelli Healthcare & WellnessRx Trust

One Corporate Center

Rye, New York 10580-1422

Re:    The Gabelli Healthcare & WellnessRx Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to The Gabelli Healthcare & WellnessRx Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the registration of (i) common shares of beneficial interest, par value $0.001 per share per share, of the Trust (the “Common Shares”), (ii) preferred shares of beneficial interest, par value $0.001 per share, of the Trust (the “Preferred Shares”), (iii) subscription rights to purchase Common Shares (the “Common Shares Subscription Rights”), (iv) subscription rights to purchase Preferred Shares (the “Preferred Shares Subscription Rights”) and (v) notes of the Trust (the “Notes” and together with the Preferred Shares Subscription Rights, the Common Shares Subscription Rights, the Preferred Shares and the Common Shares, the “Securities”) pursuant to the Trust’s Registration Statement on Form N-2 (Registration Nos. 333-251680 and 811-22021) as filed on December 23, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as amended by Pre-Effective Amendment No. 1 under the Securities Act and Amendment No. 23 under the Investment Company Act on Form N-2/A of the Trust to be filed with the Commission on or about the date hereof (as so amended, the “Registration Statement”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of February 16, 2011 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: the Registration Statement; the Certificate of Trust of the Trust under which the Trust was named “The Gabelli Global Healthcare & WellnessRx Trust” as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on February 20, 2007, as amended by the Certificate of Amendment thereto changing the name of

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April 14, 2021

the Trust to “The Gabelli Healthcare & WellnessRx Trust” as filed in the State Office on April 5, 2007 (as so amended, the “Certificate”); the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of April 9, 2007 (the “A/R Governing Instrument”); the Second Amended and Restated Agreement and Declaration of Trust of the Trust dated as of February 26, 2009; the Governing Instrument; resolutions of the Board of Trustees of the Trust prepared for adoption at a meeting dated August 18, 2020 (the “Shelf Registration Resolutions”); the Second Amended and Restated Bylaws of the Trust dated as of February 16, 2011 (as so amended, the “Bylaws” and together with the Governing Instrument, the Resolutions (as defined below), the Underwriting Agreements (as defined below) and the Registration Statement, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due authorization, adoption, execution and delivery, as applicable, by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents and of all documents contemplated by either the Governing Documents or any applicable resolutions of the Board of Trustees of the Trust to be executed by Persons desiring to become holders of Securities (including Persons desiring to become Shareholders); (ii) that appropriate notation of the names and addresses of, the number of Securities held by, and the consideration paid by, all holders of Securities (including all Shareholders) will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Securities; (iii) that on or before the filing of the Certificate and prior to the adoption of the A/R Governing Instrument, the Trust was governed by a valid governing instrument, (iv) that the activities of the Trust have been and will be conducted in accordance with the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (v) that no event has occurred that would cause a termination or dissolution of the Trust or any series or class thereof; (vi) that the Trust became a registered investment company under the Investment Company Act of 1940 within 180 days following the first issuance of beneficial interests therein; (vii) that in connection with the issuance of the Common Shares, the Board of Trustees of the Trust and, if applicable, a pricing committee thereof will duly adopt resolutions authorizing the issuance of the Common Shares and the terms thereof, all in accordance with the Governing Instrument (the “Common Shares Resolutions”); (viii) that in connection with the issuance of the Preferred Shares, the Board of Trustees of the Trust and, if applicable, a pricing committee thereof will duly adopt resolutions authorizing the issuance of the Preferred Shares and the terms thereof, all in accordance with the Governing Instrument (the “Preferred Shares Resolutions”); (ix) that in connection with the issuance of the Common Shares Subscription Rights, the Board of Trustees of the Trust and, if applicable, a pricing committee thereof will duly adopt resolutions authorizing the issuance of the Common Shares Subscription Rights and the terms thereof, all in accordance with the Governing Instrument (the “Common Shares Subscription Rights Resolutions”); (x) that in connection with the issuance of the Preferred Shares Subscription Rights, the Board of Trustees of the Trust and, if applicable, a pricing committee thereof will duly adopt resolutions authorizing the issuance of the Preferred Shares Subscription

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Rights and the terms thereof, all in accordance with the Governing Instrument (the “Preferred Shares Subscription Rights Resolutions”); (xi) that in connection with the issuance of the Notes, the Board of Trustees of the Trust and, if applicable, a pricing committee thereof will duly adopt resolutions authorizing the issuance of the Notes and the terms thereof, all in accordance with the Governing Instrument (the “Notes Resolutions” and together with the Shelf Registration Resolutions, the Common Shares Resolutions, the Preferred Shares Resolutions, the Common Shares Subscription Rights Resolutions and the Preferred Shares Subscription Rights Resolutions, the “Resolutions”); (xii) that, if applicable, an underwriting agreement, dealer manager agreement or similar agreement setting forth the terms and conditions under which the Common Shares will be issued will be duly entered into by the Trust with respect to the issuance of the Common Shares (the “Common Shares Underwriting Agreement”); (xiii) that, if applicable, an underwriting agreement, dealer manager agreement or similar agreement setting forth the terms and conditions under which the Preferred Shares will be issued will be duly entered into by the Trust with respect to the issuance of the Preferred Shares (the “Preferred Shares Underwriting Agreement”); (xiv) that, if applicable, an underwriting agreement, dealer manager agreement or similar agreement setting forth the terms and conditions under which the Common Shares Subscription Rights will be issued will be duly entered into by the Trust with respect to the issuance of the Common Shares Subscription Rights (the “Common Shares Subscription Rights Underwriting Agreement”); (xv) that, if applicable, an underwriting agreement, dealer manager agreement or similar agreement setting forth the terms and conditions under which the Preferred Shares Subscription Rights will be issued will be duly entered into by the Trust with respect to the issuance of the Preferred Shares Subscription Rights (the “Preferred Shares Subscription Rights”); (xvi) that, if applicable, an underwriting agreement, dealer manager agreement or similar agreement setting forth the terms and conditions under which the Notes will be issued will be duly entered into by the Trust with respect to the issuance of the Notes (the “Notes Underwriting Agreements” and together with the Common Shares Underwriting Agreement, the Preferred Shares Underwriting Agreement, the Common Shares Subscription Rights Underwriting Agreement and the Preferred Shares Subscription Rights Underwriting Agreement, the “Underwriting Agreements”); (xvii) that the Common Shares Subscription Rights, the Preferred Shares Subscription Rights and the Notes are governed by Delaware law; (xviii) that the required consideration for the Common Shares and the Preferred Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Common Shares and the Preferred Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (xix) that the required consideration, if any, for the Common Shares Subscription Rights and the Preferred Shares Subscription Rights is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Common Shares Subscription Rights and the Preferred Shares Subscription Rights are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (xx) that the required consideration for the Notes is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Notes are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth

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in the Governing Documents and the Delaware Act; (xxi) that (a) there will be no changes in applicable law or the Governing Documents between the date of this opinion and any date of issuance or delivery of any Securities, (b) at the time of delivery of any Securities, all contemplated additional actions shall have been taken and the authorization of the issuance of such Securities will not have been modified or rescinded and (c) the aggregate number and type of Securities that would be outstanding after the issuance of any of the Securities, together with the number and type of Securities previously issued and outstanding and the number and type of Securities previously reserved for issuance upon the conversion or exchange of other securities issued by the Trust, does not exceed the number and type of then-authorized Securities of the Trust; and (xxii) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents, facts or circumstances that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Trust or the Securities. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2. The Common Shares, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

3. The Preferred Shares, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

4. The Common Shares Subscription Rights, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

5. The Preferred Shares Subscription Rights, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms

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6. The Notes, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms.

Our opinions expressed in paragraphs 4, 5 and 6 above are subject to (i) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties and (iv) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied on by any other person or entity, or for any other purpose, without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering